     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

               GLOBALSTAR TELECOMMUNICATIONS                                       GLOBALSTAR, L.P.
                          LIMITED                                           GLOBALSTAR CAPITAL CORPORATION
     (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)           (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)
                          BERMUDA                                                      DELAWARE
       (STATE OR OTHER JURISDICTION OF INCORPORATION)               (STATE OR OTHER JURISDICTION OF INCORPORATION)
                                                                                      13-3759824
                         13-3795510                                                   13-3876323
            (I.R.S. EMPLOYER IDENTIFICATION NO.)                         (I.R.S. EMPLOYER IDENTIFICATION NO.)
                CEDAR HOUSE, 41 CEDAR AVENUE                                       3200 ZANKER ROAD
                  HAMILTON, HM12, BERMUDA                                     SAN JOSE, CALIFORNIA 95134
                       (441) 295-2244                                               (408) 933-4000
        (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE                  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
        NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S                 NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S
                PRINCIPAL EXECUTIVE OFFICES)                                 PRINCIPAL EXECUTIVE OFFICES)

                              ERIC J. ZAHLER, ESQ.
                         C/O LORAL SPACECOM CORPORATION
                                600 THIRD AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 697-1105
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                WITH COPIES TO:

                              BRUCE R. KRAUS, ESQ.
                            WILLKIE FARR & GALLAGHER
                               787 SEVENTH AVENUE
                         NEW YORK, NEW YORK 10019-6099
                                 (212) 728-8000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                                               PROPOSED
                                                                           PROPOSED             MAXIMUM
                                                                            MAXIMUM            AGGREGATE           AMOUNT OF
             TITLE OF EACH CLASS OF                  AMOUNT TO BE       OFFERING PRICE         OFFERING          REGISTRATION
           SECURITIES TO BE REGISTERED               REGISTERED(1)       PER SHARE(1)         PRICE(2)(3)             FEE
---------------------------------------------------------------------------------------------------------------------------------
Globalstar Telecommunications Limited
  Common Stock, $.01 par value...................
---------------------------------------------------------------------------------------------------------------------------------
  Preferred Stock................................
---------------------------------------------------------------------------------------------------------------------------------
  Warrants(4)....................................
---------------------------------------------------------------------------------------------------------------------------------
Globalstar, L.P.
Globalstar Capital Corporation
  Debt Securities................................
---------------------------------------------------------------------------------------------------------------------------------
  Total..........................................                                            $500,000,000          $139,000
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Not applicable pursuant to Form S-3 General Instruction II(D).
(2) Or (i) if any debt securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to the amount to be registered or (ii) if any debt securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent thereto in U.S. dollars at the time of initial offering.
(3) This figure is an estimate made solely for the purpose of calculating the registration fee. Pursuant to Rule 457(o) of the Securities Act of 1933, as amended, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, or proposed maximum offering price per unit.
(4) Includes warrants to purchase common stock, warrants to purchase preferred stock, and other warrants.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE SECURITIES AND EXCHANGE COMMISSION MAKES THE REGISTRATION STATEMENT THAT INCLUDES THIS PROSPECTUS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             Subject to Completion

PRELIMINARY PROSPECTUS DATED JULY 20, 1999

                                  $500,000,000

       GLOBALSTAR              GLOBALSTAR, L.P.
   TELECOMMUNICATIONS         GLOBALSTAR CAPITAL
         LIMITED                  CORPORATION
      COMMON STOCK              DEBT SECURITIES
     PREFERRED STOCK
        WARRANTS

                           -------------------------

     GTL may from time to time offer the following equity or equity-related securities separately or together in one or more series or classes and in amounts, at prices and on terms to be determined at the time of the offering and set forth in one or more supplements to this prospectus:

     - shares of its common stock, par value $1.00 per share;

     - shares of its preferred stock, par value $.01 per share; and

     - warrants to purchase shares of common stock or preferred stock.

     Globalstar and Globalstar Capital may from time to time offer jointly and severally debt securities in one or more series or classes, which may be either senior or subordinated, secured or unsecured, in amounts, at prices and on terms to be determined at the time of the offering.

     The specific terms of these securities will be provided in one or more supplements to this prospectus. In the case of debt securities, these terms will include, as applicable, the specific designation, aggregate principal amount, maturity, rate or formula of interest, premium and terms for redemption. In case of preferred stock, these terms will include, as applicable, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights. In the case of common stock, these terms will include the aggregate number of shares offered. In the case of warrants, these terms will include the duration, offering price, exercise price and detachability.

     We may sell any combination of these securities, in one or more offerings, up to a total aggregate public offering price of $500,000,000.

     GTL's common stock is listed on the Nasdaq National Market under the symbol GSTRF. The closing price of GTL's common stock on the Nasdaq National Market was $30.75 per share on July 16, 1999.

     You should read this prospectus and any prospectus supplement carefully before you invest.

     THE SECURITIES WE MAY OFFER INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 2 FOR A DISCUSSION OF MATTERS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THESE SECURITIES.
                           -------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is July    , 1999.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................    1
GLOBALSTAR, GTL AND GLOBALSTAR CAPITAL......................    1
SECURITIES TO BE OFFERED....................................    3
RISK FACTORS................................................    4
RATIOS......................................................    7
USE OF PROCEEDS.............................................    8
GENERAL DESCRIPTION OF THE SECURITIES.......................    9
DESCRIPTION OF COMMON STOCK.................................    9
DESCRIPTION OF PREFERRED STOCK..............................   13
DESCRIPTION OF WARRANTS.....................................   19
DESCRIPTION OF DEBT SECURITIES..............................   20
PLAN OF DISTRIBUTION........................................   33
LEGAL MATTERS...............................................   35
EXPERTS.....................................................   35
WHERE YOU CAN FIND MORE INFORMATION.........................   36
INDEX TO FINANCIAL PAGES....................................  F-1

                                    SUMMARY

     This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may, over the next two years, sell any combination of the securities described in this prospectus, jointly or independently, in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing more specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. This summary highlights selected information from this prospectus and does not contain all the information that may be important to you.

     We may sell the securities to or through national or international underwriters, dealers or agents or directly to purchasers in and outside of the United States. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the name of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

                     GLOBALSTAR, GTL AND GLOBALSTAR CAPITAL

     Globalstar is now completing the launch of a satellite constellation that will form the backbone of a wireless digital telephone system able to serve most of the populated world. The Globalstar(TM) System will extend wireless digital telephone service to millions of people who today lack even basic telephone service. Globalstar plans to begin commercial service in September 1999.

     Loral Space & Communications Ltd., one of the world's premier satellite companies, is one of the founders of the Globalstar project, owns 43% of its equity, including its holdings in GTL, and, through a subsidiary, serves as the managing general partner of Globalstar. GTL is another general partner of Globalstar and operates as a holding company to permit public equity ownership in Globalstar. GTL's sole business is acting as a general partner of Globalstar. At June 30, 1999, GTL held 35% of the outstanding ordinary partnership interests and 100% of the outstanding 8% Redeemable Preferred Partnership Interests of Globalstar. In the event of conversion of the 8% Redeemable Preferred Partnership Interests, GTL's ownership of ordinary partnership interests would increase to 39%.

     Globalstar Capital is a wholly-owned subsidiary of Globalstar and was formed for the primary purpose of serving as a co-issuer and co-obligor with respect to certain debt obligations of Globalstar.

     GTL's address is: Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda. GTL's telephone number is: (441) 295-2244. Globalstar's and Globalstar Capital's address is 3200 Zanker Road, San Jose, California 95134, and their telephone number is: (408) 933-4000.

                            SECURITIES TO BE OFFERED

COMMON STOCK

     GTL may issue its common stock. GTL has authorized 600,000,000 shares of common stock, par value $1.00 per share. As of June 30, 1999, GTL had 82,026,576 shares of common stock outstanding. Each holder of common stock is generally entitled to one vote, irrespective of the number of shares held. Holders of common stock are entitled to receive dividends declared by the board of directors, subject to the rights of preferred stockholders.

PREFERRED STOCK

     GTL may issue its preferred stock in whatever classes or series the board of directors authorizes, subject to limitations prescribed by Bermuda law and GTL's bye-laws and memorandum of association. As of June 30, 1999, GTL had outstanding 7,000,000 shares of 8% Convertible Redeemable Preferred Stock due 2011. We will describe the specific terms of any class or series of preferred stock we will issue in the future in the applicable prospectus supplement for that offering.

WARRANTS

     GTL may issue warrants to purchase GTL's common stock and GTL's preferred stock. Also, we may issue warrants tied to and dependent upon movements of currency exchange rates, the prices of stocks underlying one or more indices, or the prices of other underlying commodities. The applicable prospectus supplement will describe the terms of the warrants.

DEBT SECURITIES

     Globalstar and Globalstar Capital may offer secured and unsecured general obligations, which may be senior debt securities or subordinated debt securities. Senior debt securities will have the same rank as all their other unsecured, unsubordinated debt. Under specified circumstances, such as default on senior debt, the subordinated debt securities will not be entitled to payment for a specified time, if at all, and will rank junior to senior debt in a liquidation of Globalstar. Secured debt will have the right to receive proceeds from the collateral that secures that debt, before such proceeds are available to other security holders.

     The debt securities will be issued under an indenture or indentures among Globalstar, Globalstar Capital and the trustee or trustees we name in the prospectus supplement. We have summarized the indentures, which will be exhibits to the registration statement of which this prospectus is a part.

                                  RISK FACTORS

     An investment in our securities entails some risks which are described in our Annual Report on Form 10-K for the year ended December 31, 1998 and are incorporated by reference in this prospectus. We will also describe the risks relating specifically to the different types of securities we may offer under this registration statement in the supplemental prospectus relating thereto. You should consider these risks and the following, additional risks relating to an investment in our securities:

THE RIGHTS OF SHAREHOLDERS UNDER BERMUDA LAW ARE DIFFERENT FROM RIGHTS OF SHAREHOLDERS UNDER U.S. LAW.

     Since GTL is a Bermuda company, the principles of law that govern shareholder rights, the validity of corporate procedures and other matters are different from those that would apply if it were a U.S. company. For example, it is not certain whether a Bermuda court would enforce liabilities against GTL or its officers and directors based upon United States securities laws either in an original action in Bermuda or under a United States judgment. Bermuda law giving shareholders rights to sue directors is less developed than in the United States and may provide fewer rights.

SPACE SYSTEMS/LORAL, GLOBALSTAR'S PRIME CONTRACTOR, IS THE TARGET OF A GRAND JURY INVESTIGATION; CONGRESS HAS HELD RELATED HEARINGS.

     Space Systems/Loral, which is the prime contractor in the Globalstar System, could be accused of criminal violations of the export control laws arising out of the participation of its employees in a committee formed to review the findings of the Chinese regarding the 1996 crash of a Long March rocket in China. Whether or not Space Systems/Loral is indicted or convicted, Space Systems/Loral will remain subject to the State Department's general statutory authority to prohibit exports of satellites and related services if it finds a violation of the Arms Export Control Act that puts the exporter's reliability in question. Further, the State Department can suspend export privileges whenever it determines that grounds for debarment exist and that such suspension "is reasonably necessary to protect world peace or the security or foreign policy of the United States." If Space Systems/Loral were to be indicted and convicted of a criminal violation of the Arms Export Control Act, it

     - would be subject to a fine of $1 million per violation;

     - could be debarred from certain export privileges; and

     - could be debarred from participation in government contracts.

     If Space Systems/Loral loses its export privileges, Globalstar will be unable to launch its satellites outside the United States, which would delay the completion of its full satellite constellation and result in increased launch costs.

HOLDERS OF COMMON STOCK MAY BE DILUTED BY FUTURE STOCK ISSUANCES.

     At June 30, 1999, 82,026,576 shares of GTL's common stock were outstanding. In addition, at that date:

     - Globalstar partners had the right, exercisable over many years, to exchange their partnership interests for about 151,750,000 shares of common stock,

     - holders of outstanding warrants had the right to exercise them for 4,069,325 shares of common stock,

     - GTL has issued 7,000,000 shares of 8% Convertible Redeemable Preferred Stock, due 2011, convertible into 15,049,685 whole shares of common stock,

     - Globalstar employees had unexercised options to buy 2,731,500 shares of common stock, and

     - under GTL's stock option plan, GTL may in the future grant employee options to purchase as many as 2,230,300 shares of common stock.

     Sales of significant amounts of common stock to the public, including the common stock covered by this registration statement, or the perception that those sales could happen, could hurt the price of the common stock.

GTL IS DEPENDENT UPON PAYMENTS FROM GLOBALSTAR TO MEET ITS OBLIGATIONS.

     Because GTL is a holding company whose only assets are its interests in Globalstar, GTL is dependent upon payments from Globalstar to meet its obligations, including those under its preferred stock. Further, GTL's rights and the rights of holders of its securities, including the holders of preferred stock, to participate in the distribution of assets of any subsidiary of GTL upon Globalstar's liquidation or recapitalization will be subject to the prior claims of Globalstar's creditors and preferred stockholders. GTL's rights and the rights of its security holders will not be subordinated to the extent it is a creditor with recognized claims against Globalstar or a holder of preferred partnership interests of Globalstar.

THIS PROSPECTUS INCLUDES FORWARD-LOOKING STATEMENTS.

     Some statements and information contained or incorporated by reference in this prospectus are not historical facts, but are "forward-looking statements", as such term is defined in the Private Securities Litigation Reform Act of 1995. We wish to caution you that these forward-looking statements are only predictions, and actual events or results may differ materially as a result of risks that we face, including those set forth herein under "Risk Factors." These forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "plans", "may", "will", "would," "could," "should", or "anticipates" or the negative of these words or other variations of these words or other comparable words, or by discussions of strategy that involve risks and uncertainties.

                                     RATIOS

                     GLOBALSTAR TELECOMMUNICATIONS LIMITED
                  RATIO OF EARNINGS TO COVER FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

     The ratio of earnings to fixed charges presented below should be read together with the financial statements and the notes accompanying them and "Management's Discussion and Analysis of Financial Condition and Results of Operations" found in our Annual Report on Form 10-K for the year ended December 31, 1998 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 which are incorporated into this prospectus by reference. Our earnings available to cover fixed charges consist solely of dividends from Globalstar on the preferred partnership interests we hold.

 YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED     THREE MONTHS      THREE MONTHS
DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   ENDED MARCH 31,   ENDED MARCH 31,
    1995           1996           1997           1998            1998              1999
------------   ------------   ------------   ------------   ---------------   ---------------
    N/A             1X             1X             1X              1X                1X

                   GLOBALSTAR, L.P. DEFICIENCY OF EARNINGS TO
            COVER FIXED CHARGES AND PREFERRED PARTNERSHIP INTERESTS
                                 (In thousands)

     The deficiency of earnings to cover fixed charges and preferred partnership interests presented below should be read together with the financial statements and the notes accompanying them and "Management's Discussion and Analysis of Financial Condition and Results of Operations" found in our Annual Report on Form 10-K for the year ended December 31, 1998 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 which are incorporated into this prospectus by reference.

MARCH 23, 1994
 (COMMENCEMENT
OF OPERATIONS)     YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED     THREE MONTHS      THREE MONTHS
TO DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   ENDED MARCH 31,   ENDED MARCH 31,
     1994             1995           1996           1997           1998            1998              1999
---------------   ------------   ------------   ------------   ------------   ---------------   ---------------
      N/A             N/A          $81,869        $184,683       $330,475         $64,379          $ 91,370

                                USE OF PROCEEDS

     Unless the applicable prospectus supplement states otherwise, Globalstar will use the net proceeds from the sale of the offered securities will be used for general corporate purposes, which may include a possible refinancing of outstanding securities. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments. GTL intends to use the proceeds of any offering of its securities to purchase Globalstar Securities having substantially similar terms.

                     GENERAL DESCRIPTION OF THE SECURITIES

     We may offer shares of GTL common stock, preferred stock or warrants, Globalstar's and Globalstar Capital's debt securities, or any combination of the foregoing, either individually or as units consisting of one or more securities. We may offer up to $500,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

     This section describes the general terms and provisions of the securities. The applicable prospectus supplement will describe the specific terms of the securities offered through that prospectus supplement as well as any of the general terms described below that will not be applicable to the securities offered.

                          DESCRIPTION OF COMMON STOCK

     We have summarized some of the terms and provisions of GTL's common stock in this section. The following is a summary of certain provisions of Bermuda law and GTL's organizational documents. You should note that this summary is not a comprehensive description of such laws and documents and that it is qualified in its entirety by appropriate reference to Bermuda law and to GTL's organizational documents.

BERMUDA LAW

     The following discussion is based upon the advice of Appleby, Spurling & Kempe, GTL's Bermuda counsel.

     GTL was incorporated as an exempted company under The Companies Act 1981 of Bermuda (the "Act"). Accordingly, the rights of its shareholders are governed by Bermuda law and GTL's memorandum of association and bye-laws.

     DIVIDENDS.   Under Bermuda law, a company may pay such dividends as are declared from time to time by its board of directors unless there are reasonable grounds for believing that the company is or would, after the payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts.

     VOTING RIGHTS.   Under Bermuda law, questions brought before a general
meeting of shareholders are decided by a majority vote of shareholders present at the meeting (or by such majority as the Act or the bye-laws of GTL prescribe). GTL's bye-laws provide that, subject to the provisions of the Act, any questions proposed for the consideration of the shareholders will be decided by a simple majority of the votes cast. Each shareholder present, or person holding proxies for any shareholder, is entitled to one vote. If a poll is requested, each shareholder present in person or by proxy has one vote for each share held.

     A poll may only be requested under GTL's bye-laws by:

     - the Chairman of the meeting;

     - at least three shareholders present in person or by proxy;

     - any shareholder or shareholders, present in person or by proxy, holding between them not less than 10% of the total voting rights of all shareholders having the right to vote at such meeting; or

     - a shareholder or shareholders, present in person or by proxy, holding voting shares in GTL on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all such voting shares.

     RIGHTS IN LIQUIDATION.   Under Bermuda law, in the event of liquidation,
dissolution or winding-up of a company, the proceeds of such liquidation, dissolution or winding-up are distributed pro rata among the holders of common stock. However, such distribution may only be effected after satisfaction in full of all claims of creditors and subject to the preferential rights accorded to any series of preferred stock.

     MEETINGS OF SHAREHOLDERS.   Under Bermuda law, a company is required to
convene at least one general shareholders' meeting per calendar year. Bermuda law provides that a special general meeting may be called by the board of directors and must be called upon the request of shareholders holding not less than 10% of such of the paid-up capital of the company carrying the right to vote. Bermuda law also requires that shareholders be given at least five days' advance notice of a general meeting, although the accidental omission of notice to any person does not invalidate the proceedings at a meeting. Under the bye-laws of GTL, at least five days' notice of the annual general meeting must be given to each shareholder.

     Under Bermuda law, the number of shareholders constituting a quorum at any general meeting of shareholders is determined by the bye-laws of a company. GTL's bye-laws provide that the presence in person or by proxy of at least two shareholders entitled to vote constitute a quorum.

     ACCESS TO BOOKS AND RECORDS AND DISSEMINATION OF INFORMATION.   Members of
the general public have the right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company's certificate of incorporation, its memorandum of association (including its objects and powers) and any alteration to the company's memorandum of association.

     The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company's audited financial statements, which must be presented at the annual general meeting. The register of shareholders of a company is also open to inspection by shareholders without charge and to members of the general public on the payment of a fee. A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Act, establish a branch register outside Bermuda.

     A company is required to keep at its registered office a register of its directors and officers which is open for inspection for not less than two hours in each day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

     ELECTION OR REMOVAL OF DIRECTORS.   Under Bermuda law and GTL's bye-laws,
directors are elected at the annual general meeting or to serve until their successors are elected or appointed, unless they are earlier removed or resign.

     Under Bermuda law and GTL's bye-laws, a director may be removed at a special general meeting of shareholders specifically called for that purpose, provided that the director was served with at least 14 days' notice. The director has a right to be heard at the meeting. Any vacancy created by the removal of a director at a special general meeting may be filled at such meeting by the election of another director in his or her place or, in the absence of any such election, by the board of directors.

     AMENDMENT OF MEMORANDUM OF ASSOCIATION AND BYE-LAWS.   Bermuda law provides
that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. An amendment to the memorandum of association also requires the approval of the Bermuda Minister of Finance, who may grant or withhold approval at his discretion. However, such approval of the Bermuda Minister of Finance is not required for an amendment which alters or reduces a company's share capital as provided in the Act. Except as set forth therein, the bye-laws may be amended by a resolution passed by a majority of votes cast at a general meeting.

     Under Bermuda law, the holders of an aggregate of no less than 20% in par value of a company's issued share capital have the right to apply to the Bermuda Court for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting. This does not apply to an amendment which alters or reduces a company's share capital as provided in the Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda Court. An application for amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company's memorandum is passed. Such application may be made on behalf of the persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No such application may be made by persons voting in favor of the amendment.

     APPRAISAL RIGHTS AND SHAREHOLDER SUITS.   Under Bermuda law, in the event
of an amalgamation of two Bermuda companies, a shareholder who is not satisfied that fair value has been paid for his shares may apply to the Bermuda Court to appraise the fair value of his shares. The amalgamation of a company with another company requires the amalgamation agreement to be approved by:

     - a meeting of the holders of shares of the amalgamating company of which they are directors; and

     - a meeting of the holders of each class of such shares; and

     - the consent of the Bermuda Minister of Finance (who may grant or withhold consent at his discretion).

     Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong done to the company where the act complained of:

     - is alleged to be beyond the corporate power of the company; or

     - is illegal; or

     - would result in the violation of the company's memorandum of association or bye-laws.

     Furthermore, consideration would be given by the Court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company's shareholders than those who actually approved it.

     When the affairs of a company are being conducted in a manner oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Bermuda Court for an order regulating the company's conduct of affairs in the future or ordering the purchase of the shares by any shareholder, by other shareholders or by the company.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock is The Bank of New York.

                         DESCRIPTION OF PREFERRED STOCK

     This section describes the general terms and provisions of GTL's preferred stock. The applicable prospectus supplement will describe the specific terms of the preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock.

     On January 31, 1999, GTL sold 7,000,000 shares of its 8% Convertible Redeemable Preferred Stock due 2011 in a private placement for an aggregate amount of $350 million. GTL used the proceeds to purchase the Globalstar 8% Convertible Redeemable Preferred Partnership Interests from Globalstar, with substantially identical terms. The 8% Convertible Redeemable Preferred Stock ranks, with respect to dividend distributions and distributions upon GTL's liquidation, winding-up and dissolution:

     - senior to all classes of GTL common stock and to each other class of capital stock or series of GTL preferred stock established after January 21, 1999 the terms of which do not expressly provide that it ranks senior to or on a parity with the 8% Convertible Redeemable Preferred Stock;

     - on a parity with any other class of capital stock or series of GTL preferred stock established after January 21, 1999 the terms of which expressly provide that such class or series will rank on a parity with the 8% Convertible Redeemable Preferred Stock; and

     - junior to each class of capital stock or series of GTL preferred stock established after January 21, 1999 the terms of which expressly provide that such class or series will rank senior to the 8% Convertible Redeemable Preferred Stock.

     In the event that GTL's assets upon liquidation, winding-up or dissolution are less than or equal to the aggregate liquidation preference and accrued but unpaid dividends on the 8% Convertible Redeemable Preferred Stock, holders of common stock will not, and holders of other series of GTL preferred stock may not, receive any amounts upon such liquidation, winding-up or dissolution.

     We have summarized selected terms of the preferred stock which may be offered by GTL below.

GENERAL

     The preferred stock will have the rights described in this section unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement relating to the particular series of the preferred stock it offers for specific terms, including:

     - the designation, stated value and liquidation preference of that series of the preferred stock and the number of shares offered;

     - the dividend rate or rates or method of calculation of dividends, the dividend periods, the date or dates on which dividends will be payable and whether such dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

     - the redemption price or prices, if any, and the terms and conditions of any redemption;

     - the terms and conditions upon which the shares are convertible or exchangeable, if they are convertible or exchangeable;

     - the voting rights;

     - the initial public offering price at which the shares will be issued; and

     - any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of that series of preferred stock.

     When GTL issues shares of preferred stock for cash, they will be fully paid and nonassessable. This means that the full purchase price for those shares will have been paid and the holders of those shares will not be assessed any additional monies for those shares. Holders of preferred stock will generally have no preemptive rights to subscribe for any additional securities that GTL may issue.

     In order to fund Globalstar as the actual operating entity, it is GTL's intention to use any proceeds it will receive from the sale of its preferred stock to purchase back-to-back preferred partnership interests in Globalstar. These preferred partnership interests and GTL's preferred stock will have substantially identical terms, subject, however, to the differences imposed by their respective jurisdictions and forms of incorporation and tax considerations.

RIGHTS UPON LIQUIDATION

     Unless the applicable prospectus supplement states otherwise, if GTL liquidates, dissolves or winds up its business, the holders of shares of each series of the preferred stock will be entitled to receive:

     - liquidating distributions in the amount stated in the applicable prospectus supplement; and

     - all accrued and unpaid dividends whether or not earned or declared.

     GTL will pay these amounts to the holders of shares of each series of the preferred stock, and all amounts owing on any preferred stock ranking equally with that series of preferred stock as to liquidating distributions, out of its funds available for distribution to stockholders. These payments will be made before any distribution is made to holders of any securities ranking junior to the series of preferred stock upon liquidation.

     If GTL liquidates, dissolves or winds up its business, and the assets available for distribution to the holders of the preferred stock of any series and any other shares of its stock ranking equal with that series are not sufficient to pay all liquidating distributions and accrued and unpaid dividends in full, then the holders of preferred stock and equal ranking shares will receive pro rata distributions of liquidating distributions and accrued and unpaid dividends. This means that the distributions GTL pays to these holders will bear the same relationship to each other that the full distributable amounts for which these holders are respectively entitled upon liquidation of GTL's business bear to each other.

     After GTL pays the full amount of the liquidating distribution to which the holders of a series of the preferred stock are entitled, those holders will have no right or claim to any of GTL's remaining assets.

DIVIDENDS

     The holders of the preferred stock will be entitled to receive dividends, when, as and if declared by GTL's board of directors, out of funds GTL can legally use to pay dividends. The prospectus supplement relating to a particular series of preferred stock will describe the dividend rates and dates on which dividends will be payable. The rates may be fixed or variable or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used for determining the dividend rate for each dividend period. GTL will pay dividends to the holders of record as they appear on its stock books on the record dates fixed by GTL's board of directors. The applicable prospectus supplement will specify whether dividends will be paid in the form of cash, preferred stock or common stock.

     The applicable prospectus supplement will also state whether dividends on any series of preferred stock are cumulative or noncumulative. If GTL's board of directors does not declare a dividend payable on a dividend payment date on any noncumulative series of preferred stock, then the holders of that series will not be entitled to receive a dividend for that dividend period. In those circumstances, GTL will not be obligated to pay the dividend accrued for that period, whether or not dividends on such preferred stock are declared or paid on any future dividend payment dates. Cumulative dividends, on the other hand, will accrue whether or not GTL has any earnings or profits, whether or not there are funds legally available for the payment of dividends and whether or not dividends are declared.

     GTL's board of directors may not declare and pay a dividend on any of GTL's stock ranking, as to dividends, equal with or junior to any series of preferred stock unless full dividends on that series have been declared and paid, or declared and sufficient money is set aside for payment. Until either full dividends are paid, or are declared and payment is set aside, on preferred stock ranking equal as to dividends, then:

     - no dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of junior securities;

     - no other distribution shall be declared or made upon, or any sum set apart from the payment of any distribution upon shares of junior securities, other than a distribution consisting only of junior securities;

     - no shares of junior securities shall be purchased, redeemed or otherwise acquired (excluding an exchange for shares of other junior securities) by GTL or any of its subsidiaries; and

     - no monies shall be paid or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition of any shares of junior securities by GTL or any of its subsidiaries.

     GTL is dependent on Globalstar's ability to pay dividends as a source of funds for its own dividend payments. Globalstar's credit agreements and the indentures relating to its outstanding debt may contain restrictions on the ability of GTL to pay cash dividends.

REDEMPTION

     Preferred stock may be redeemable, in whole or in part, at GTL's option, and may be subject to mandatory redemption through a sinking fund or otherwise, as described in the applicable prospectus supplement. If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that GTL will redeem each year and the redemption price.

     Redeemed preferred stock will become authorized but unissued preferred stock that GTL may issue in the future. If preferred stock is redeemed, GTL will pay all accrued and unpaid dividends on those shares to, but excluding, the redemption date. In the case of any noncumulative series of preferred stock, accrued and unpaid dividends will not include any accumulation of dividends for prior dividend periods. The applicable prospectus supplement will also specify whether GTL will pay the redemption price in cash or other property.

     If GTL redeems fewer than all shares of any series of the preferred stock held by any holder, GTL will also specify the number of shares to be redeemed from the holder in the notice. Even though the terms of a series of preferred stock may permit redemption of shares of preferred stock in whole or in part, if any dividends, including accumulated dividends, on that series are past due:

     - GTL will not redeem any preferred stock of that series unless it simultaneously redeems all outstanding shares of preferred stock of that series; and

     - GTL will not purchase or otherwise acquire any preferred stock of that series.

     The prohibition discussed in the prior sentence will not prohibit GTL from purchasing or acquiring preferred stock of that series through a purchase or exchange offer if GTL makes the offer on the same terms to all holders of that series.

     Unless the applicable prospectus supplement specifies otherwise, GTL will give notice of a redemption by mailing a notice to each record holder of the shares to be redeemed, between 30 to 60 days prior to the date fixed for redemption. GTL will mail the notices to the holders' addresses as they appear on its records. Each notice will state:

     - the redemption date;

     - the number of shares and the series of the preferred stock to be redeemed;

     - the redemption price;

     - the place or places where holders can surrender the certificates for the preferred stock for payment of the redemption price;

     - that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

     - the date when the holders' conversion rights, if any, will terminate.

     If GTL has given notice of the redemption and has provided the funds for the payment of the redemption price, then beginning on the redemption date:

     - the dividends on the preferred stock called for redemption will no longer accrue;

     - such shares will no longer be considered outstanding; and

     - the holder will no longer have any rights as stockholders except to receive the redemption price.

     When the holders of these shares surrender the certificates representing these shares, in accordance with the notice, the redemption price described above will be paid out of the funds GTL provides. If fewer than all the shares represented by any certificate are redeemed, a new certificate will be issued representing the unredeemed shares without cost to the holder of those shares.

CONVERSION OR EXCHANGE RIGHTS

     The prospectus supplement relating to a series of preferred stock that is convertible or exchangeable will state the terms on which shares of that series are convertible or exchangeable into common stock, another series of preferred stock or debt securities.

VOTING RIGHTS

     Except as indicated below or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of preferred stock will not be entitled to vote.

     If GTL fails to pay stated dividends on any shares of preferred stock for six consecutive quarterly periods, the holders of the majority of all outstanding shares of preferred stock will be entitled to vote for the election of at least 20% of the existing board of directors, but in no event more than one or less than two additional directors. The number of directors on the board will be increased automatically without the need of any special meeting.

     Except as may be provided in the applicable prospectus supplement, so long as any shares of preferred stock remain outstanding, unless GTL receives the consent of the holders of at least 66 2/3% of all outstanding preferred stock voting as one class, GTL will not:

     - authorize or issue any new class or series of capital stock, or any obligation or security that represents the right to purchase any shares of any class or series of capital stock, ranking senior to the outstanding series of preferred stock as to dividends or liquidating distributions; or

     - amend or modify the provisions of GTL's memorandum of association, so as to materially and adversely affect any right, preference, privilege or voting power of that series of preferred stock or the holders of that series of preferred stock.

     Except as provided in the applicable prospectus supplement, the consent of holders of all the shares of preferred stock will be required to amend or modify GTL's memorandum of association so as to:

     - change a mandatory redemption date, or the due date of any dividend;

     - reduce the liquidation preference, redemption price or dividend rate;

     - impair or adversely affect the right to institute suit for the enforcement of any redemption payment, conversion rights or redemption rights;

     - modify the provisions with respect to the ranking of a particular series of preferred stock; or

     - alter the voting rights of the preferred stock, except to increase the required percentage vote of the holders of preferred stock.

     GTL will not be required to obtain the consent of the holders of preferred stock to authorize, create (by way of reclassification or otherwise) or issue any securities ranking junior to or on parity with the preferred stock, or any obligation or security convertible or exchangeable into such a security.

                            DESCRIPTION OF WARRANTS

     GTL may issue additional warrants for the purchase of common stock or preferred stock. We may issue these warrants independently or together with any other securities offered by any prospectus supplement, and they may be attached to or separate from such offered securities. Each series of warrants will be issued under a separate warrant agreement which we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the warrants offered.

     A prospectus supplement will describe specific terms of the warrants and the applicable warrant agreements. These terms will contain some or all of the following:

     - the title of the warrants;

     - the aggregate number of the warrants;

     - the price or prices at which the warrants will be issued;

     - the designation, terms and number of shares of common stock or preferred stock purchasable upon exercise of the warrants;

     - the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each of these securities;

     - the date, if any, on and after which the warrants and the related common stock or preferred stock will be separately transferable;

     - the price at which each share of common stock or preferred stock purchasable upon exercise of the warrants may be purchased;

     - the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

     - the minimum or maximum amount of the warrants which may be exercised at any one time;

     - information with respect to book-entry procedures, if any;

     - a discussion of federal income tax consideration in connection with the warrants; and

     - any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities will be Globalstar's and Globalstar Capital's direct secured or unsecured general obligations as joint and several obligors and may include debentures, notes, bonds and/or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured.

     The debt securities will be issued under one or more separate indentures by and among Globalstar, Globalstar Capital and The Bank of New York, as trustee. Senior debt securities will be issued under a senior indenture, subordinated debt securities will be issued under a subordinated indenture and secured debt will be issued under a secured indenture. Together, the senior indentures, the subordinated indentures and the secured indentures are called indentures. A copy of the form of each type of indenture will be filed as an exhibit to the registration statement of which this prospectus is a part. A prospectus supplement will describe the particular terms of any debt securities Globalstar and Globalstar Capital may offer.

     The following summaries of the debt securities and the indentures are not complete. We strongly urge you to read the indentures and the description of the debt securities included in the prospectus supplement.

GENERAL TERMS OF DEBT SECURITIES

     The debt securities issued under each indenture may be issued without limit as to aggregate principal amount, in one or more series. Each indenture will provide that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee under either indenture may resign or be removed with respect to one or more series of debt securities issued under that indenture, and a successor trustee may be appointed to act with respect to that series.

     If two or more persons are acting as trustee with respect to different series of debt securities issued under the same indenture, each of those trustees will be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee. In that case, except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each of those trustees only with respect to the one or more series of debt securities for which it is trustee.

     A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering and that series. These terms will contain some or all of the following:

     - the title of the debt securities;

     - any limit on the aggregate principal amount of the debt securities;

     - the purchase price of the debt securities, expressed as a percentage of the principal amount;

     - the date or dates on which the principal of and any premium on the debt securities will be payable or the method for determining the date or dates;

     - if the debt securities will bear interest, the interest rate or rates or the method by which the rate or rates will be determined;

     - if the debt securities will bear interest, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable, the record dates for those interest payment dates and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

     - the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

     - if Globalstar and Globalstar Capital will have the option to redeem all or any portion of the debt securities, the terms and conditions upon which the debt securities may be redeemed;

     - the terms and conditions of any sinking fund or other similar provisions obligating Globalstar and Globalstar Capital or permitting a holder to require Globalstar and Globalstar to redeem or purchase all or any portion of the debt securities prior to final maturity;

     - whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts are to be determined;

     - if the debt securities are secured, a description of the underlying collateral and any indenture provisions relating to the collateral;

     - any additions or changes to the events of default in the respective indentures;

     - any additions or changes with respect to the other covenants in the respective indentures;

     - whether the debt securities will be issued in certificated or book-entry form;

     - whether the debt securities will be in registered or bearer form and, if in registered form, the denominations of the debt securities if other than $1,000 and multiples of $1,000;

     - the applicability of the defeasance and covenant defeasance provisions of the applicable indenture; and

     - any other terms of the debt securities consistent with the provisions of the applicable indenture.

     Debt securities may be issued under the indentures as original issue discount securities to be offered and sold at a substantial discount from their stated principal amount. Special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

     Unless otherwise provided with respect to a series of debt securities, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 and multiples of $1,000.

SENIOR DEBT SECURITIES AND SENIOR INDEBTEDNESS

     Senior debt securities are to be issued under a senior indenture. Each series of senior debt securities will constitute senior indebtedness and will rank equally with each other series of senior debt securities and other senior indebtedness. All subordinated debt, including, but not limited to, all subordinated debt securities, will be subordinated to the senior debt securities and other senior indebtedness.

     Senior indebtedness includes the following indebtedness or obligations:

     - the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed;

     - purchase money and similar obligations;

     - obligations under capital leases;

     - guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of, the indebtedness of others;

     - renewals, extensions and refunding of that indebtedness;

     - interest or obligations in respect of the indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

     - obligations associated with derivative products.

     However, indebtedness or obligations are not senior indebtedness if the instrument by which Globalstar and Globalstar Capital become obligated for that indebtedness or those obligations expressly provides that that indebtedness or those obligations are junior in right of payment to any other of Globalstar's and Globalstar Capital's indebtedness or obligations.

SUBORDINATED DEBT SECURITIES

     Subordinated debt securities are to be issued under a subordinated indenture Payments on the subordinated debt securities will be subordinated to Globalstar's senior indebtedness, whether outstanding on the date of the subordinated indenture or incurred after that date. No class of subordinated debt securities will be subordinated to any other class of subordinated debt securities. At June 30, 1999, Globalstar's aggregate senior indebtedness was approximately $1.45 billion principal amount. The applicable prospectus supplement for each issuance of subordinated debt securities will specify the aggregate amount of our outstanding indebtedness as of the most recent practicable date that would rank senior to and equally with the offered subordinated debt securities.

     If any of certain specified events occur, the holders of senior indebtedness must receive payment of the full amount due on the senior indebtedness, or that payment must be duly provided for, before Globalstar and Globalstar Capital may make payments on the subordinated debt securities. These events are:

     - any distribution of Globalstar's assets upon Globalstar's liquidation, reorganization or other similar transaction except for a distribution in connection with a merger or other transaction complying with the covenant described above under "Merger";

     - the occurrence and continuation of a payment default on any senior indebtedness; or

     - a declaration of the acceleration of the principal of any series of the subordinated debt securities, or, in the case of original issue discount securities, the portion of the principal amount specified under their terms, as due and payable, that has not been rescinded and annulled.

     However, if the event is the acceleration of any series of subordinated debt securities, only the holders of senior indebtedness outstanding at the time of the acceleration of those subordinated debt securities, or, in the case of original issue discount securities, that portion of the principal amount specified under their terms, must receive payment of the full amount due on that senior indebtedness, or such payment must be duly provided for, before Globalstar or Globalstar Capital makes payments on the subordinated debt securities.

     As a result of the subordination provisions, some of Globalstar's or Globalstar Capital's general creditors, including holders of senior indebtedness, are likely to recover more, ratably, than the holders of the subordinated debt securities in the event of insolvency.

SECURED DEBT SECURITIES

     Secured debt securities are to be issued under a secured debt indenture containing terms and conditions similar in all material respects to the terms and conditions applicable to the senior debt securities, except for provisions relating to the collateral securing the debt securities.

CERTIFICATED SECURITIES

     Except as otherwise stated in the applicable prospectus supplement, debt securities will not be issued in certificated form. If, however, debt securities are to be issued in certificated form, no service charge will be made for any transfer or exchange of any of those debt securities. Globalstar and Globalstar Capital may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange of those debt securities.

BOOK-ENTRY DEBT SECURITIES

     The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with the depositary identified in the applicable prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred. However, transfers of the whole security between the depositary for that global security and its nominee or their respective successors are permitted.

     Unless otherwise stated, The Depository Trust Company, New York, New York will act as depositary for each series of global securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by DTC and its participants.

     DTC has provided the following information to us. DTC is a:

     - limited-purpose trust company organized under the New York Banking Law;

     - a banking organization within the meaning of the New York Banking Law;

     - a member of the U.S. Federal Reserve System;

     - a clearing corporation within the meaning of the New York Uniform Commercial Code; and

     - a clearing agency registered under the provisions of Section 17A of the Securities Exchange Act.

     DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, in deposited securities through electronic computerized book-entry changes in the direct participant's accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

     Principal and interest payments on global securities registered in the name of DTC's nominee will be made in immediately available funds to DTC's nominee as the registered owner of the global securities. Globalstar, Globalstar Capital and the trustee will treat DTC's nominee as the owner of the global securities for all other purposes as they may determine. Accordingly, Globalstar and Globalstar Capital, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities. It is DTC's current practice, upon receipt of any payment of principal or interest, to credit direct participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities. These payments will be the responsibility of the direct and indirect participants and not of DTC, the trustee, Globalstar or Globalstar Capital.

     Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like amount and terms in authorized denominations only if:

     - DTC notifies Globalstar and Globalstar Capital that it is unwilling or unable to continue as depositary;

     - DTC ceases to be a registered clearing agency and a successor depositary is not appointed by Globalstar and Globalstar Capital within 90 days; or

     - Globalstar and Globalstar Capital determine not to require all of the debt securities of a series to be represented by a global security and notify the trustee of their decisions.

MERGER

     Under the terms of the indentures, Globalstar generally may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other legal entity, if Globalstar is either the continuing entity or, if Globalstar is not the continuing entity:

     - the successor entity is organized under the laws of Bermuda or the United States of America and expressly assumes all payments on all the debt securities and the performance and observance of all the covenants and conditions of the applicable indenture;

     - neither Globalstar nor the successor entity is in default immediately after the transaction under the indenture;

     - immediately after giving effect to such transaction, the successor entity would be able to incur an additional $1.00 of debt pursuant to the terms of the indenture;

     - immediately after giving effect to the transaction, the successor entity has a consolidated net worth that is not less than the consolidated net worth of Globalstar immediately prior to the transaction; and

     - Globalstar has delivered to the trustee an officer's certificate and an opinion of counsel, each stating that the transaction complies with the indenture.

     The indentures will not permit Globalstar Capital to consolidate with, or sell, lease or convey substantially all of its assets to, or merger with or into, any other legal entity.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     SENIOR INDENTURE.   The senior indenture will provide that the following
are events of default with respect to any series of senior debt securities:

     - default for 30 days in the payment of any interest on any debt security of that series;

     - default in the payment of the principal of or premium, if any, on any debt security of that series at its maturity;

     - default in making a sinking fund payment required for any debt security of that series;

     - default in the performance of any of Globalstar's other covenants in the senior indenture that continues for 60 days after written notice, other than default in a covenant included in the senior indenture solely for the benefit of another series of senior debt securities;

     - the acceleration of the maturity of more than $10,000,000 in the aggregate of any of Globalstar's other indebtedness, where that indebtedness is not discharged or that acceleration is not rescinded or annulled;

     - certain events of bankruptcy, insolvency or reorganization of Globalstar or its property; and

     - any other event of default provided with respect to a particular series of debt securities.

     The senior trustee generally may withhold notice to the holders of any series of debt securities of any default with respect to that series if it considers the withholding to be in the interest of those holders. However, the senior trustee may not withhold notice of any default in the payment of the principal of, or premium, if any, or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series.

     If an event of default with respect to any series of senior debt securities occurs and is continuing, the senior trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series immediately due and payable. Subject to certain conditions, the holders of a majority in principal amount of outstanding debt securities of that series may rescind and annul that acceleration. However, they may only do so if all events of default, other than the non-payment of accelerated principal or specified portion of accelerated principal, with respect to debt securities of that series have been cured or waived.

     Holders of a majority in principal amount of any series of outstanding senior debt securities may, subject to some limitations, waive any past default with respect to that series and the consequences of the default. The prospectus supplement relating to any series of senior debt securities which are original issue discount securities will describe the particular provisions relating to acceleration of a portion of the principal amount of those original issue discount securities upon the occurrence and continuation of an event of default. Within 120 days after the close of each fiscal year, Globalstar and Globalstar Capital must file with the senior trustee a statement, signed by specified of their officers, stating whether those officers have knowledge of any default under the senior indenture.

     Except with respect to its duties in case of default, the senior trustee is not obligated to exercise any of its rights or powers at the request or direction of any holders of any series of outstanding senior debt securities, unless those holders have offered the senior trustee reasonable security or indemnity. Subject to those indemnification provisions and limitations contained in the senior indenture, the holders of a majority in principal amount of any series of the outstanding debt securities issued thereunder may direct any proceeding for any remedy available to the senior trustee, or the exercising of any of the senior trustee's trusts or powers.

     SUBORDINATED INDENTURE.   The subordinated indenture will provide that the
following are events of default with respect to any series of subordinated debt securities:

     - default for 30 days in the payment of any interest on any debt security of that series;

     - default in the payment of the principal of or premium, if any, on any debt security of that series at its maturity;

     - default in making a sinking fund payment required for any debt security of that series;

     - any default in the performance of any of our other covenants in the subordinated indenture that continues for 60 days after written notice, other than default in a covenant included in the subordinated indenture solely for the benefit of another series of subordinated debt securities;

     - the acceleration of more than $10,000,000, where that indebtedness is not discharged or that acceleration is not rescinded or annulled;

     - certain events relating to the bankruptcy, insolvency or reorganization of us or our property; and

     - any other event of default provided with respect to a particular series of debt securities.

     The subordinated trustee generally may withhold notice to the holders of any series of subordinated debt securities of any default with respect to that series if it considers the withholding to be in the interest of the holders. However, the subordinated trustee may not withhold notice of any default in the payment of the principal of or premium, if any or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series.

     If an event of default with respect to any series of subordinated debt securities occurs and is continuing, the subordinated trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series immediately due and payable. Subject to certain conditions, the holders of a majority in principal amount of outstanding debt securities of that series may rescind and annul that acceleration. However, they may only do so if all events of default with respect to debt securities of that series have been cured or waived. Holders of a majority in principal amount of any series of the outstanding subordinated debt securities may, subject to some limitations, waive any past default with respect to that series and the consequences of the default. The prospectus supplement relating to any series of subordinated debt securities which are original issue discount securities will describe the particular provisions relating to acceleration of a portion of the principal amount of those original issue discount securities upon the occurrence and continuation of an event of default. Within 120 days after the close of each fiscal year, Globalstar and Globalstar Capital must file with the subordinated trustee a statement, signed by their specified officers, stating whether these officers have knowledge of any default under the subordinated indenture.

     Except with respect to its duties in case of default, the subordinated trustee is not obligated to exercise any of its rights or powers at the request or direction of any holders of any series of outstanding subordinated debt securities, unless those holders have offered the subordinated trustee reasonable security or indemnity. Subject to those indemnification provisions and limitations contained in the subordinated indenture, the holders of a majority in principal amount of any series of the outstanding subordinated debt securities may direct any proceeding for any remedy available to the subordinated trustee, or the exercising of any of the subordinated trustee's trusts or powers.

AMENDMENT, SUPPLEMENT AND WAIVER

     SENIOR INDENTURE.   Modifications and amendments of the senior indenture
may be made only, subject to some exceptions, with the consent of the holders of a majority in aggregate principal amount of all outstanding debt securities under the senior indenture which are affected by the modification or amendment.

     However, to the extent discussed in the prospectus supplement, the holder of each affected senior debt security must consent to any modification or amendment of the senior indenture that:

     - changes the stated maturity of the principal of, or the premium, if any, or any installment of interest on, that debt security;

     - reduces the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, that debt security;

     - reduces the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy;

     - adversely affects any right of repayment of the holder of that debt security;

     - changes the place of payment where, or the currency in which, any payment on that debt security is payable;

     - impairs the right to institute suit to enforce any payment on or with respect to that debt security;

     - reduces the percentage of outstanding debt securities of any series necessary to modify or amend the senior indenture or to waive compliance with some of its provisions or defaults and their consequences; or

     - make any change in any subsidiary guarantee that would adversely affect the rights of holders of that security.

     Globalstar, Globalstar Capital and the senior trustee may amend the senior indenture without the consent of the holders of any senior debt securities in certain limited circumstances, such as:

     - to evidence the succession of another entity to Globalstar and the assumption by the successor of Globalstar's covenants contained in the senior indenture;

     - to secure the securities; and

     - to cure any ambiguity, to correct or supplement any provision in the senior indenture which may be inconsistent with any other provision of the senior indenture.

     SUBORDINATED INDENTURE.   Modifications and amendments to the subordinated
indenture may be made only, subject to some exceptions, with the consent of the holders of a majority in aggregate principal amount of all outstanding debt securities under the subordinated indenture which are affected by the modification or amendment. However, to the extent discussed in the prospectus supplement, the holder of each affected subordinated debt security must consent to any modification or amendment of the subordinated indenture that:

     - changes the stated maturity of the principal of, or the premium, if any, or any installment of interest on, that debt security;

     - reduces the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, that debt security;

     - reduces the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy;

     - adversely affects any right of the repayment of the holder of that debt security;

     - changes the place of payment where, or the currency in which, any payment on that debt security is payable;

     - impairs the right to institute suit to enforce any payment on or with respect to that debt security;

     - reduces the percentage of outstanding debt securities of any series necessary to modify or amend the subordinated indenture or to waive compliance with some of its provisions or defaults and their consequences; or

     - subordinates the indebtedness evidenced by that debt security to any of our indebtedness other than senior indebtedness.

     Globalstar, Globalstar Capital and the subordinated trustee also may amend the subordinated indenture without the consent of the holders of any subordinated debt securities in certain limited circumstances, such as:

     - to evidence the succession of another entity to Globalstar and the assumption by the successor of Globalstar's covenants contained in the subordinated indenture;

     - to secure the securities; and

     - to cure any ambiguity, to correct or supplement any provision in the subordinated indenture which may be inconsistent with any other provision of the subordinated indenture.

DEFEASANCE AND COVENANT DEFEASANCE

     To the extent stated in the prospectus supplement, Globalstar and Globalstar Capital may elect to apply the provisions relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants in the indentures, to the debt securities of any series.

     When Globalstar and Globalstar Capital establish a series of debt securities, Globalstar and Globalstar Capital may provide that that series is subject to the defeasance and discharge provisions of the applicable indenture. If those provisions are made applicable, Globalstar and Globalstar Capital may elect either:

     - to defease and be discharged from, subject to some limitations, all of its obligations with respect to those debt securities; or

     - to be released from its obligations to comply with specified covenants relating to those debt securities as described in the applicable prospectus supplement.

     To effect that defeasance or covenant defeasance, Globalstar and Globalstar Capital must irrevocably deposit in trust with the relevant trustee an amount in any combination of funds or government obligations, which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on those debt securities and any mandatory sinking fund or analogous payments on those debt securities.

     On such a defeasance, Globalstar and Globalstar Capital will not be released from obligations:

     - to pay additional amounts, if any, upon the occurrence of some events;

     - to register the transfer or exchange of those debt securities;

     - to replace some of those debt securities;

     - to maintain an office relating to those debt securities; and

     - to hold moneys for payment in trust.

     To establish such a trust Globalstar and Globalstar Capital must, among other things, deliver to the relevant trustee an opinion of counsel to the effect that the holders of those debt securities:

     - will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

     - will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must be based upon a ruling of the IRS or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

     Government obligations mean generally securities which are:

     - direct obligations of the U.S. or of the government which issued the foreign currency in which the debt securities of a particular series are payable, in each case, where the issuer has pledged its full faith and credit to pay the obligations; or

     - obligations of an agency or instrumentality of the U.S. or of the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the U.S. or that other government.

     In any case, the issuer of government obligations cannot have the option to call or redeem the obligations. In addition, government obligations include, subject to certain qualifications, a depository receipt issued by a bank or trust company as custodian with respect to any government obligation or a specific payment of interest on or principal of any such government obligation held by the custodian for the account of a depository receipt holder.

     If Globalstar and Globalstar Capital effect covenant defeasance with respect to any debt securities, the amount on deposit with the relevant trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity. However, those debt securities may become due and payable prior to their stated maturity if there is an event of default with respect to a covenant from which Globalstar and Globalstar Capital have not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the debt securities at the time of the acceleration.

     The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.

                              PLAN OF DISTRIBUTION

     We may sell the offered securities (1) through agents, (2) through underwriters, (3) to dealers, or (4) directly to one or more purchasers. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

     - the name or names of any underwriters, if any;

     - whether these underwriters operate in or outside of the United States;

     - the purchase price of the securities and the proceeds we will receive from the sale;

     - any underwriting discounts and other items constituting underwriters' compensation;

     - any initial public offering price;

     - any discounts or concessions allowed or reallowed or paid to dealers; and

     - any securities exchange or market on which the securities may be listed.

     Offered securities may be sold through agents designated by us. Unless otherwise indicated in a prospectus supplement, the agents will use their best efforts to solicit purchases for the period of their appointment.

     If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. We may also decide to sell the offered securities or parts of any offering outside of the United States, using international underwriters. In such an event, we will file a separate information prospectus with the SEC.

     If a dealer is used in the sale, we will sell the offered securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale.

     We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved.

     We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the prospectus supplement. The prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchaser under these delayed delivery contracts will be subject to only two conditions:

     - that the institution's purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

     - that we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed delivery contracts.

     Underwriters, dealers, agents and direct purchasers that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation described in a prospectus supplement.

     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

     The place and time of delivery of the offered securities will be described in the prospectus supplement.

                                 LEGAL MATTERS

     Appleby, Spurling & Kempe will issue an opinion as to the validity of the offered securities under Bermuda law and Willkie Farr & Gallagher will issue an opinion as to the validity of the offered securities under U.S. federal law, Delaware law and New York law. Any underwriters will be advised about other issues relating to any offering by their own legal counsel. As of June 30, 1999, partners and counsel in Willkie Farr & Gallagher beneficially owned 110,000 shares of GTL common stock. Mr. Robert B. Hodes is counsel to the law firm of Willkie Farr & Gallagher and a Director of Loral and GTL and a member of the Executive and Audit Committees of the Boards of Directors of both Loral and GTL.

                                    EXPERTS

     The annual financial statements of GTL and Globalstar incorporated in this prospectus by reference from GTL's and Globalstar's Annual Report on Form 10-K for the year ended December 31, 1998 and the balance sheets of Globalstar Capital and Loral/Qualcomm Satellite Services, L.P., as of December 31, 1998 and 1997 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are included or incorporated by reference in this prospectus, and have been so included or incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC which you can read at the SEC's Web site at http://www.sec.gov. You can also read these documents at the SEC's public reference rooms in Washington, D.C., Chicago, Illinois and New York, NY. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference rooms.

     We have filed a registration statement with the SEC on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's web site and public reference facilities. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

     The SEC allows us to "incorporate by reference" the information we file with it, which means we can satisfy our legal obligations to disclose important information contained in those documents by referring you to them. The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus. More recent information that we file with the SEC automatically updates and supersedes any inconsistent information contained in prior filings.

     The documents listed below have been filed under the Securities and Exchange Act of 1934 with the SEC and are incorporated herein by reference:

     - GTL's and Globalstar's Annual Report on Form 10-K for the year ended December 31, 1998;

     - GTL's and Globalstar's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999;

     - GTL's Proxy Statement relating to the 1999 Annual Meeting of
       Shareholders;

     - GTL's and Globalstar's Current Report on Form 8-K, filed January 8, 1999;

     - GTL's and Globalstar's Current Report on Form 8-K, filed January 22, 1999; and

     - the description of GTL's common stock contained in GTL's registration statement on Form 8-A filed under the Exchange Act and any amendments or reports filed for the purpose of updating such description.

     We also incorporate by reference all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offering of the securities under this prospectus is completed.

     We will provide without charge to each person, including any person having a control relationship with that person, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. If you would like to obtain this information from us, please direct your request, either in writing or by telephone to Globalstar Telecommunications Limited, Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda, Attn: Secretary, (441) 295-2244. For information about Globalstar and Globalstar Capital, please direct your request in writing or by telephone to Globalstar, L.P. at 3200 Zanker Road, P.O. Box 640670, San Jose, California 95134-0670, Attention Stephen C. Wright, (408) 933-4000.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                         INDEX TO FINANCIAL STATEMENTS

GLOBALSTAR CAPITAL CORPORATION

Independent Auditors' Report................................    F-2

Balance Sheets..............................................    F-3

Notes to Balance Sheets.....................................    F-4

LORAL/QUALCOMM SATELLITE SERVICES, L.P.

Independent Auditors' Report................................    F-7

Balance Sheets..............................................    F-8

Notes to Balance Sheets.....................................    F-9

                          INDEPENDENT AUDITORS' REPORT

To the Stockholder of Globalstar Capital Corporation:

     We have audited the accompanying balance sheets of Globalstar Capital Corporation (a wholly-owned subsidiary of Globalstar, L.P.) as of December 31, 1998 and 1997. These balance sheets are the responsibility of the Company's management. Our responsibility is to express an opinion on these balance sheets based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits of the balance sheets provide a reasonable basis for our opinion.

     In our opinion, such balance sheets present fairly, in all material respects, the financial position of Globalstar Capital Corporation as of December 31, 1998 and 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

San Jose, California
February 16, 1999

                         GLOBALSTAR CAPITAL CORPORATION
                (A WHOLLY-OWNED SUBSIDIARY OF GLOBALSTAR, L.P.)

                                 BALANCE SHEETS

                                                                   DECEMBER 31,
                                                   MARCH 31,     ----------------
                                                     1999         1998      1997
                                                  -----------    ------    ------
                                                  (UNAUDITED)
ASSETS
Receivable from Parent..........................    $1,000       $1,000    $1,000
                                                    ======       ======    ======
LIABILITIES AND STOCKHOLDER'S EQUITY
Commitments and contingencies (Note 3)..........
Stockholder's equity............................
  Common stock, par value $.10; 1,000 shares
     authorized, issued and outstanding.........    $   10       $   10    $   10
Paid-in capital.................................       990          990       990
                                                    ------       ------    ------
                                                    $1,000       $1,000    $1,000
                                                    ======       ======    ======

See notes to balance sheets.

                         GLOBALSTAR CAPITAL CORPORATION
                (A WHOLLY-OWNED SUBSIDIARY OF GLOBALSTAR, L.P.)

                            NOTES TO BALANCE SHEETS

1.   UNAUDITED INTERIM FINANCIAL INFORMATION

     The unaudited interim financial information as of March 31, 1999 has been prepared on the same basis as the audited balance sheets. In the opinion of management, such unaudited information includes all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of financial position for the interim period presented.

2.   ORGANIZATION

     Globalstar Capital Corporation ("Globalstar Capital"), a wholly-owned subsidiary of Globalstar, L.P. ("Globalstar") was formed on July 24, 1995 for the primary purpose of serving as a co-issuer and co-obligor with respect to certain debt obligations of Globalstar.

3.   COMMITMENTS AND CONTINGENCIES

     Globalstar Capital is a co-obligor on the following Globalstar borrowings:

11 3/8% $500 MILLION SENIOR NOTES DUE 2004

     In February, 1997, Globalstar sold $500 million principal amount of 11 3/8% Senior Notes due 2004 in a private offering. The notes are senior in right of payment to Globalstar's 8% Convertible Redeemable Preferred Partnership Interests ("8% RPPIs"), may not be redeemed prior to February 2002 and are subject to a prepayment premium prior to 2004. Interest is paid semi-annually.

11 1/4% $325 MILLION SENIOR NOTES DUE 2004

     In June, 1997, Globalstar sold $325 million principal amount of 11 1/4% Senior Notes due 2004 in a private offering. The notes are senior in right of payment to Globalstar's 8% RPPIs, may not be redeemed prior to June 2002 and are subject to a prepayment premium prior to 2004. Interest is paid semi-annually.

10 3/4% $325 MILLION SENIOR NOTES DUE 2004

     In October, 1997, Globalstar sold $325 million principal amount of 10 3/4% Senior Notes due 2004 in a private offering. The notes are senior in right of payment to Globalstar's 8% RPPI's, may not be redeemed prior to November 2002 and are subject to a prepayment premium prior to 2004. Interest is paid semi-annually.

                         GLOBALSTAR CAPITAL CORPORATION
                (A WHOLLY-OWNED SUBSIDIARY OF GLOBALSTAR, L.P.)

                     NOTES TO BALANCE SHEETS -- (CONTINUED)

11 1/2% $300 MILLION SENIOR NOTES DUE 2005

     In May, 1998, Globalstar sold $300 million principal amount of 11 1/2% Senior Notes due 2005 in a private offering. The notes are senior in right of payment to Globalstar's 8% RPPI's, may not be redeemed prior to June 2003 and are subject to a prepayment premium prior to 2005. Interest is paid semi-annually.

     The indentures for the 11 3/8% Senior Notes, the 11 1/4% Senior Notes, the 10 3/4% Senior Notes, and the 11 1/2% Senior Notes contain certain covenants that, among other things, limit the ability of Globalstar to incur additional debt, issue preferred stock, or pay dividends and certain distributions. In certain limited circumstances involving a change of control of Globalstar, as defined, each note is redeemable at the option of the holder for 101% of the principal amount plus accrued interest.

     Globalstar Capital is a guarantor of a $250 million credit agreement between Globalstar and a group of banks. At March 31, 1999, December 31, 1998, and December 31, 1997, there were no borrowings outstanding under this agreement.

4.   SUBSEQUENT EVENTS

     On January 21, 1999, Globalstar sold to GTL 7 million units (face amount of $50 per unit) of 8% RPPIs in Globalstar, in connection with GTL's offering of 7 million shares (face amount of $50 per share) of 8% Convertible Redeemable Preferred Stock due 2011 (the "Preferred Stock"). Dividends on the 8% RPPIs and the Preferred Stock accrue at 8% per annum and are payable quarterly. Globalstar is using the funds for the construction and deployment of the Globalstar System.

     The Preferred Stock is convertible into shares of GTL common stock at a conversion price of $23.2563 per share, subject to adjustment for certain antidilution events. As of March 31, 1999, the Preferred Stock was convertible into 15,049,685 shares of GTL common stock. Loral purchased 3 million shares ($150 million face amount) of the Preferred Stock issued, in order to maintain its prior percentage ownership interest in Globalstar.

     The Preferred Stock has limited voting rights. With respect to dividend rights and rights upon liquidation, winding up and dissolution, the Preferred Stock ranks senior to common stock and to all other future series of preferred stock or other class of capital stock of GTL, the terms of which do not expressly provide that such series or class ranks senior to or on parity with the

                         GLOBALSTAR CAPITAL CORPORATION
                (A WHOLLY-OWNED SUBSIDIARY OF GLOBALSTAR, L.P.)

                     NOTES TO BALANCE SHEETS -- (CONTINUED)

Preferred Stock. Prior to its mandatory redemption date, the Preferred Stock is redeemable (at a premium which declines over time) by GTL beginning in February 2002 (or beginning in February 2000 if GTL's stock price exceeds certain defined price ranges). Payments due on the Preferred Stock may be made in cash, GTL common stock or a combination of both at the option of GTL. In the event accrued and unpaid dividends accumulate to an amount equal to six quarterly dividends, holders of the majority of the outstanding shares of Preferred Stock will be entitled to elect additional members to GTL's Board of Directors.

     The 8% RPPIs rank senior to ordinary partnership interests and have terms substantially similar to the Preferred Stock. However, they are subordinate to all existing and future liabilities of Globalstar, and cash distributions thereon are limited to the amount of the partnership capital accounts that are maintained for such interests. The 8% RPPIs will convert to ordinary partnership interests upon any conversion of the Preferred Stock into GTL common stock. Payments due on the 8% RPPIs may be made in cash. Globalstar ordinary partnership interests or a combination of both at the option of Globalstar.

                          INDEPENDENT AUDITORS' REPORT

To the Partners of Loral/Qualcomm Satellite Services, L.P.

     We have audited the accompanying balance sheets of Loral/Qualcomm Satellite Services, L.P. (a General Partner of Globalstar, L.P.) as of December 31, 1998 and 1997. These balance sheets are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these balance sheets based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits of the balance sheets provide a reasonable basis for our opinion.

     In our opinion, such balance sheets present fairly, in all material respects, the financial position of Loral/Qualcomm Satellite Services, L.P. as of December 31, 1998 and 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

San Jose, California
February 16, 1999

                    LORAL/QUALCOMM SATELLITE SERVICES, L.P.
                    (A GENERAL PARTNER OF GLOBALSTAR, L.P.)

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                          MARCH 31,     DECEMBER 31,    DECEMBER 31,
                                            1999            1998            1997
                                         -----------    ------------    ------------
                                         (UNAUDITED)
ASSETS:
Investment in Globalstar, L.P. ........      $--             $--             $--
Total assets...........................
                                             ==              ==              ==
PARTNERS' CAPITAL:
Partnership interests (18,000 interests
  outstanding).........................      $--             $--             $--
Total partners' capital................
                                             ==              ==              ==

See notes to balance sheets.

                    LORAL/QUALCOMM SATELLITE SERVICES, L.P.
                    (A GENERAL PARTNER OF GLOBALSTAR, L.P.)

                            NOTES TO BALANCE SHEETS

1.   UNAUDITED INTERIM FINANCIAL INFORMATION

     The unaudited interim financial information as of March 31, 1999 has been prepared on the same basis as the audited balance sheets. In the opinion of management, such unaudited information includes all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of financial position for the interim period presented.

2.   ORGANIZATION AND BACKGROUND

     Loral/Qualcomm Satellite Services, L.P. ("LQSS"), was formed in November 1993 as a Delaware limited partnership with a December 31 fiscal year end. The general partner of LQSS is Loral/Qualcomm Partnership, L.P. ("LQP"), a limited partnership whose general partner is Loral General Partner, Inc. ("LGP"), a subsidiary of Loral Space & Communications Ltd., a Bermuda company ("Loral") and whose limited partners include a subsidiary of QUALCOMM Incorporated ("Qualcomm").

     Effective April 23, 1996, a merger between Loral Corporation ("Old Loral") and Lockheed Martin Corporation ("Lockheed Martin") was completed. In conjunction with the merger, Old Loral's space and communications businesses, including its direct and indirect interests in LGP, LQP, LQSS, Globalstar, L.P. ("Globalstar"), Globalstar Telecommunications Limited ("GTL"), Space Systems/Loral, Inc. ("SS/L"), and other affiliated businesses, as well as certain other assets, were transferred to Loral.

     LQSS's only activity is acting as the managing general partner of Globalstar, a development stage limited partnership, which was founded to design, construct and operate a worldwide, low-earth orbit satellite-based wireless digital telecommunications system (the "Globalstar System"). The Globalstar System's world-wide coverage is designed to enable its service providers to extend modern telecommunications services to millions of people who currently lack basic telephone service and to enhance wireless communications in areas underserved or not served by existing or future cellular systems, providing a telecommunications solution in parts of the world where the build-out of terrestrial systems cannot be economically justified.

     At December 31, 1998 and March 31,1999, LQSS held a 30.9% interest in Globalstar's outstanding partnership interests. As LQSS's investment in Globalstar is LQSS's only asset, LQSS is dependent upon Globalstar's success and achievement of profitable operations for the recovery of its investment. Globalstar is a development stage limited partnership which may encounter

                    LORAL/QUALCOMM SATELLITE SERVICES, L.P.
                    (A GENERAL PARTNER OF GLOBALSTAR, L.P.)

                     NOTES TO BALANCE SHEETS -- (CONTINUED)

problems, delays and expenses, many of which may be beyond Globalstar's control. These may include, but are not limited to, problems related to technical development of the system, testing, regulatory compliance, manufacturing and assembly, potential launch failures which could delay the program schedule, the competitive and regulatory environment in which Globalstar will operate, marketing problems and costs and expenses that may exceed current estimates. There can be no assurance that substantial delays in any of the foregoing matters would not delay Globalstar's achievement of profitable operations and effect the recoverability of LQSS's investment. All expenses necessary to maintain LQSS's operations are borne by Globalstar.

     While it is not anticipated that LQSS will incur any direct obligations for borrowed money or any other liabilities, it will, as a general partner of Globalstar, be jointly and severally liable for all liabilities of Globalstar other than those that are by contract made expressly non-recourse to Globalstar's general partners or otherwise guaranteed. Limited partners in LQSS do not, in general, have such joint and several liability.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVESTMENT IN GLOBALSTAR, L.P.

     LQSS accounts for its investment in Globalstar using the equity method of accounting. Under this method, LQSS recognizes its allocated share of Globalstar's net loss, for each period since its initial investment in March 1994. The difference between LQSS's initial investment in Globalstar and its interest in Globalstar's ordinary partnership capital, at that time, is attributable to certain intangible assets contributed to Globalstar for development of the Globalstar System; this difference will be accreted by LQSS on a ratable basis upon Globalstar's commencement of commercial services. During 1995, LQSS's investment in Globalstar was reduced to zero. Accordingly, LQSS has discontinued providing for its allocated share of Globalstar's net losses, and will recognize a liability as a result of its general partner status in Globalstar only in the event that Globalstar's losses result in an aggregate ordinary partners' capital deficiency. At March 31, 1999 and December 31, 1998, suspended losses representing LQSS's unrecognized equity in Globalstar's net losses aggregated approximately $135,930,000 and $107,944,000, respectively.

NET (LOSS) INCOME ALLOCATION

     The partnership agreements of LQSS and Globalstar provide that net losses of each partnership are allocated among the partners with positive

                    LORAL/QUALCOMM SATELLITE SERVICES, L.P.
                    (A GENERAL PARTNER OF GLOBALSTAR, L.P.)

                     NOTES TO BALANCE SHEETS -- (CONTINUED)

adjusted capital account balances in accordance with their relative percentage interests until the adjusted capital account balances of all partners are zero. Any further net loss is allocated to the general partner.

     Net income of each partnership is allocated among the partners in proportion to, and to the extent of, distributions made to the partners out of receipts for the period, as defined, then in proportion to and to the extent of negative adjusted capital account balances and then in accordance with percentage interests.

     Under the terms of the partnership agreements, adjusted partners' capital accounts are calculated in accordance with the principles of U.S. Treasury Regulations governing the allocation of taxable income and loss including adjustments to reflect the fair market value (including intangibles) of partnership assets upon certain capital transactions including a sale of partnership interests. Such adjustments are not permitted under generally accepted accounting principles and, accordingly, are not reflected in the accompanying financial statements.

INCOME TAXES

     LQSS was organized as a Delaware limited partnership. As such, no income tax provision (benefit) is included in the accompanying financial statements since U.S. income taxes are the responsibility of its partners. Generally, taxable income (loss), deductions and credits of LQSS will be passed proportionately through to its partners.

4.   INVESTMENT IN GLOBALSTAR

     On March 23, 1994, LQSS entered into a subscription agreement to acquire 18,000,000 general ordinary partnership interests in Globalstar for $50,000,000. LQSS paid $38,691,000 in cash during 1994 and 1995 and received a credit of $11,309,000 against its capital subscription, as compensation for certain costs incurred by the partners of its general partner, LQP. As of December 31, 1998, Globalstar had 38,242,593 general and 19,937,500 limited ordinary partnership interests outstanding.

     On February 14, 1995, GTL completed an initial public offering of 40,000,000 shares of common stock, resulting in net proceeds of $185,750,000, which were used to purchase 10,000,000 ordinary general partnership interests in Globalstar. LQSS and the other partners in Globalstar have the right to exchange their ordinary partnership interests into shares of GTL common stock

                    LORAL/QUALCOMM SATELLITE SERVICES, L.P.
                    (A GENERAL PARTNER OF GLOBALSTAR, L.P.)

                     NOTES TO BALANCE SHEETS -- (CONTINUED)

on an approximate one-for-four basis following the Full Coverage Date, as defined, of the Globalstar System and after two consecutive quarters of positive net income, subject to certain annual limitations. GTL has reserved approximately 152 million shares for this purpose.

     In May 1997 and June 1998, GTL issued two-for-one stock splits in the form of 100% stock dividends. Prior to the stock splits, GTL's equity securities and convertible securities were represented by equivalent Globalstar partnership interests on an approximate one-for-one basis. Globalstar's partnership interests were not affected by the GTL stock splits and, accordingly, GTL's equity securities are now represented by equivalent Globalstar partnership interests on an approximate four-for-one basis. All GTL shares and per share amounts have been restated to reflect the two-for-one stock splits.

     On December 15, 1995, Globalstar entered into a $250 million credit agreement (the "Global Credit Agreement") with a group of banks. Lockheed Martin, Qualcomm, SS/L and another Globalstar partner have guaranteed $206.3 million, $21.9 million, $11.7 million and $10.1 million of the Globalstar Credit Agreement, respectively. In addition, Loral agreed to indemnify Lockheed Martin for any liability in excess of $150 million.

     Pursuant to other equity arrangements entered into by Globalstar, additional Globalstar ordinary partnership interests have been reserved for issuance. As LQSS is not a participant in such arrangements, such issuances would result in the dilution of LQSS's interest in Globalstar's ordinary partnership interests. At December 31, 1998 and 1997, LQSS held directly 18,000,000 ordinary general partnership interests, or 30.9% and 34.4%, of the outstanding 58,180,093 and 52,319,076 ordinary partnership interests of Globalstar, respectively.

     At December 31, 1998, Globalstar had reserved additional ordinary partnership interests for issuance for: exercise of warrants to purchase GTL common stock issued in connection with Globalstar's 11 3/8% Senior Notes due 2004 (1,017,331 interests), exercise of a warrant issued to China Telecom to purchase Globalstar ordinary partnership interests (937,500 interests), and interests reserved for issuance under GTL's 1994 stock option plan (617,873 interests). Assuming all such reserved interests had been issued at December 31, 1998, LQSS's direct interest in Globalstar's ordinary partnership interests would have decreased to 29.6%.

     On January 21, 1999, Globalstar sold GTL $350 million face amount of 8% redeemable preferred partnership interests ("8% RPPI's") in connection with GTL's offering of $350 million of 8% Convertible Preferred Stock due

                    LORAL/QUALCOMM SATELLITE SERVICES, L.P.
                    (A GENERAL PARTNER OF GLOBALSTAR, L.P.)

                     NOTES TO BALANCE SHEETS -- (CONTINUED)

2011. Conversion of the 8% RPPI's would result in the issuance of 3,762,421 interests, subject to adjustment for certain antidilution events. Assuming all such reserved interests had been issued at December 31, 1998, LQSS's direct interest in Globalstar's ordinary partnership interests would have decreased to 27.9%.

     In addition, Globalstar may elect to make the preferred distribution on the 8% RPPI's in ordinary partnership interests, versus cash, which would further dilute LQSS's direct interest in Globalstar's ordinary partnership interests.

5.   PARTNERS' CAPITAL

     On March 23, 1994, LQSS received capital subscriptions of $50,000,000 for a 42.2% general partnership interest and 57.8% limited partnership interests, representing all issued and outstanding partnership interests. Of these capital subscriptions, $38,691,000 was received in cash during 1994 and 1995 and a capital subscription credit of $11,309,000 was issued to the general and limited partners as compensation for expenditures incurred by Loral and Qualcomm from January 1, 1993 through March 22, 1994, relating to the Globalstar System. LQSS was in turn granted a credit against its capital subscription payable to Globalstar for the same amount.

     On April 14, 1997, LQSS effected a six-for-one split of partnership interests so that one LQSS partnership interest would represent an effective ownership of one Globalstar partnership interest. All LQSS interest and per interest amounts have been restated to reflect the six-for-one split.

6.   RELATED PARTY TRANSACTIONS

GLOBALSTAR MANAGING PARTNER'S ALLOCATION

     Commencing after the initiation of Globalstar's services, LQSS will receive a managing partner's allocation equal to 2.5% of Globalstar's revenues up to $500 million, plus 3.5% of revenues in excess of $500 million. This managing partner's allocation will be distributed to LQSS's general partner, LQP. Should Globalstar incur a net loss in any year following commencement of services, the allocation for that year will be reduced by 50% and Globalstar will be reimbursed for allocation payments, if any, made in any prior quarter of such year, sufficient to reduce the management allocation for such year to 50%. No allocations have been received to date. The allocation may be deferred (with interest 4% per annum) in any quarter in which Globalstar would report negative cash flow from operations if the allocation were made.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $500,000,000

 GLOBALSTAR TELECOMMUNICATIONS          GLOBALSTAR, L.P.
            LIMITED              GLOBALSTAR CAPITAL CORPORATION
         COMMON STOCK                    DEBT SECURITIES
        PREFERRED STOCK
           WARRANTS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the fees and expenses payable by the Registrants in connection with this offering, other than underwriting discounts and commissions. All the amounts shown are estimates, except the SEC registration fee:

SEC registration fee........................................  $139,000
Transfer agent and registration fee.........................  $  5,000
Printing fees...............................................  $ 10,000
Legal fees and expenses.....................................  $ 15,000
Accounting fees and expenses................................  $  5,000
Miscellaneous fees and expenses.............................  $  1,500
                                                              --------
          Total.............................................  $175,500
                                                              ========

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Bermuda law permits a company to indemnify its directors and officers, except for any act of fraud or dishonesty. GTL has provided in its Bye-Laws that its directors and officers will be indemnified out of the funds of GTL against all civil liabilities, loss, damage or expense (including defending any proceedings in specified circumstances) incurred or suffered, other than to the extent such indemnity would be void under Bermuda law.

     Bermuda law also permits GTL to purchase insurance for the benefit of its directors and officers against any liability incurred by them for the failure to exercise the requisite care, diligence and skill in the exercise of their powers and the discharge of their duties, or indemnifying them in respect of any loss arising or liability incurred by them by reason of negligence, default, breach of duty or breach of trust.

     GTL has entered into indemnification agreements with its officers and directors. To the extent permitted by law, the indemnification agreements may require GTL, among other things, to indemnify such officers and directors against liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

     GTL maintains a directors' and officers' liability insurance policy.

     Globalstar Capital, which is a Delaware corporation, is empowered by the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of Globalstar Capital. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Certificate of Incorporation and by-laws of Globalstar Capital provide for indemnification of the directors and officers of such entities to the full extent permitted by the Delaware General Corporation Law.

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers Globalstar to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

     Globalstar has agreed to indemnify its partners, the partners in LQSS and LQP, their respective affiliates and all of their respective officers, directors, partners, controlling shareholders, employees, and agents (each an "Indemnitee") from and against any and all losses and liabilities arising out of or incidental to the business of Globalstar so long as such Indemnitee's conduct did not constitute actual fraud, gross negligence, knowing breach of specific provisions of the Globalstar partnership agreement or willful or wanton misconduct. The Globalstar partnership agreement further provides that LQSS, GTL, the partners in LQSS and LQP, their respective affiliates and all of their respective officers, directors, partners, controlling shareholders, employees and agents (each a "General Partner Person") will not be liable to Globalstar or the limited partners for any losses sustained or liabilities incurred as a result of any act or omission of a General Partner Person, if such person or entity acted in good faith and in a manner it or he reasonably believed to be in, or not opposed to, the best interest of Globalstar and the conduct did not constitute gross negligence or non-performance. LQSS and GTL, as applicable, will indemnify the limited partners for losses and liabilities resulting from conduct of their respective General Partner Person that is found to have constituted bad faith, gross negligence or non-performance.

ITEM 16.   EXHIBITS.

EXHIBIT
NUMBER                     DESCRIPTION OF EXHIBITS
-------                    -----------------------
 1.1**   Form of Underwriting Agreement for Debt Securities
 1.2**   Form of Underwriting Agreement for Equity Securities
 4.1**   Form of Preferred Stock Annex to Bye-Laws of Globalstar
         Telecommunications Limited
 4.2**   Form of Senior Indenture
 4.3**   Form of Subordinated Indenture
 4.4**   Form of Secured Indenture
 4.5**   Form of Senior Debt Security
 4.6**   Form of Subordinated Debt Security
 4.7**   Form of Secured Debt Security
 4.8**   Form of Warrant Agreement tp purchase GTL Common Stock
 5.1**   Opinion of Appleby, Spurling & Kempe.
 5.2+    Opinion of Willkie Farr & Gallagher
12*      Statement Regarding Computation of Ratios
23.1+    Consent of Deloitte & Touche LLP.
23.2**   Consent of Appleby, Spurling & Kempe (included in their
         opinion filed as Exhibit 5.1).
23.3+    Consent of Willkie Farr & Gallagher (included in their
         opinion filed as Exhibit 5.2)
25.1**   Form of Statement of Eligibility of Senior Trustee on Form
         T-1
25.2**   Form of Statement of Eligibility of Subordinated Trustee on
         Form T-1
25.3**   Form of Statement of Eligibility of Secured Trustee on Form
         T-1

-------------------------

 + Filed herewith.

 * Incorporated by reference from GTL's and Globalstar, L.P.'s Annual Report on Form 10-K for the year ended December 31, 1998 and the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999.

** To be filed by amendment or incorporated by reference to the extent applicable in connection with an offering.

ITEM 17.   UNDERTAKINGS

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under item 15 above, or otherwise, the registrants have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                    (GLOBALSTAR TELECOMMUNICATIONS LIMITED)

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1999.

                                          GLOBALSTAR TELECOMMUNICA-
                                             TIONS LIMITED

                                          By /s/ BERNARD L. SCHWARTZ
                                             -----------------------------------
                                             Bernard L. Schwartz
                                             Chairman of the Board, President
                                                and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Globalstar Telecommunications Limited, hereby severally and individually constitute and appoint Bernard L. Schwartz, Gregory J. Clark, Michael P. DeBlasio, Nicholas C. Moren, Harvey B. Rein, Richard Townsend, Eric J. Zahler and Avi Katz, and each of them as the true and lawful attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause do be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON BEHALF OF GLOBALSTAR TELECOMMUNICATIONS LIMITED IN THE CAPACITIES AND ON THE DATES INDICATED.

                       NAME                                     TITLE                     DATE
                       ----                                     -----                     ----
              /s/ BERNARD L. SCHWARTZ                Chairman of the Board,             July 16, 1999
---------------------------------------------------    President and Chief
                Bernard L. Schwartz                    Executive Officer
                                                       (Principal Executive
                                                       Officer)

               /s/ GREGORY J. CLARK                  Vice Chairman of the Board         July 16, 1999
---------------------------------------------------    and Director
                 Gregory J. Clark

              /s/ MICHAEL P. DEBLASIO                Senior Vice President and          July 16, 1999
---------------------------------------------------    Director
                Michael P. DeBlasio

                                                     Director                                  , 1999
---------------------------------------------------
                 Douglas G. Dwyre

              /s/ SIR RONALD GRIERSON                Director                           July 19, 1999
---------------------------------------------------
                Sir Ronald Grierson

                /s/ ROBERT B. HODES                  Director                           July 19, 1999
---------------------------------------------------
                  Robert B. Hodes

                 /s/ E. JOHN PEETT                   Director                           July 19, 1999
---------------------------------------------------
                   E. John Peett

                       NAME                                     TITLE                     DATE
                       ----                                     -----                     ----
                                                     Director                                  , 1999
---------------------------------------------------
                Michael B. Targoff

               /s/ A. ROBERT TOWBIN                  Director                           July 16, 1999
---------------------------------------------------
                 A. Robert Towbin

              /s/ RICHARD J. TOWNSEND                Vice President and Chief           July 16, 1999
---------------------------------------------------    Financial Officer
                Richard J. Townsend                    (Principal Financial
                                                       Officer)

                /s/ HARVEY B. REIN                   Vice President and                 July 16, 1999
---------------------------------------------------    Controller (Principal
                  Harvey B. Rein                       Accounting Officer)

                                   SIGNATURES
                               (GLOBALSTAR, L.P.)

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1999.

                                          GLOBALSTAR, L.P.

                                          By: Loral/QUALCOMM Satellite
                                                 Services, L.P.,
                                              its General Partner

                                          By: Loral/QUALCOMM Partnership, L.P.,
                                              its General Partner

                                          By: Loral General Partner, Inc.,
                                              its General Partner

                                          By /s/ BERNARD L. SCHWARTZ
                                             -----------------------------------
                                             Bernard L. Schwartz
                                             Chairman of the Board, President
                                                and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Loral General Partner, Inc., the corporate general partner of Loral/QUALCOMM Partnership, L.P., the general partner of Loral/QUALCOMM Satellite Services, L.P., the general partner of Globalstar, L.P., hereby severally and individually constitute and appoint Bernard L. Schwartz, Gregory J. Clark, Michael P. DeBlasio, Nicholas C. Moren, Harvey B. Rein, Richard Townsend, Eric J. Zahler and Avi Katz, and each of them as the true and lawful attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause do be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON BEHALF OF LORAL GENERAL PARTNER, INC., THE CORPORATE GENERAL PARTNER OF LORAL/QUALCOMM PARTNERSHIP, L.P., THE GENERAL PARTNER OF LORAL/QUALCOMM SATELLITE SERVICES, L.P., THE GENERAL PARTNER OF GLOBALSTAR, L.P., IN THE CAPACITIES AND ON THE DATES INDICATED.

                       NAME                                     TITLE                    DATE
                       ----                                     -----                    ----

              /s/ BERNARD L. SCHWARTZ                Chairman of the Board and         July 16, 1999
---------------------------------------------------    Chief Executive Officer
                Bernard L. Schwartz                    (Principal Executive
                                                       Officer)

               /s/ GREGORY J. CLARK                  President, Chief Operating        July 16, 1999
---------------------------------------------------    Officer and Director
                 Gregory J. Clark

                /s/ ERIC J. ZAHLER                   Senior Vice President,            July 16, 1999
---------------------------------------------------    Secretary and Director
                  Eric J. Zahler

              /s/ RICHARD J. TOWNSEND                Senior Vice President and         July 16, 1999
---------------------------------------------------    Chief Financial Officer
                Richard J. Townsend                    (Principal Financial
                                                       Officer)

                /s/ HARVEY B. REIN                   Vice President and                July 16, 1999
---------------------------------------------------    Controller (Principal
                  Harvey B. Rein                       Accounting Officer)

                                   SIGNATURES
                        (GLOBALSTAR CAPITAL CORPORATION)

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1999.

                                          Globalstar Capital Corporation

                                          By /s/ BERNARD L. SCHWARTZ
                                             -----------------------------------
                                             Bernard L. Schwartz
                                             Chairman of the Board, President
                                                and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Globalstar Capital Corporation hereby severally and individually constitute and appoint Bernard L. Schwartz, Gregory J. Clark, Michael P. DeBlasio, Nicholas C. Moren, Harvey B. Rein, Richard Townsend, Eric J. Zahler and Avi Katz, and each of them as the true and lawful attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause do be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON BEHALF OF GLOBALSTAR CAPITAL CORPORATION IN THE CAPACITIES AND ON THE DATES INDICATED.

                       NAME                                     TITLE                     DATE
                       ----                                     -----                     ----

              /s/ BERNARD L. SCHWARTZ                Chairman of the Board and          July 16, 1999
---------------------------------------------------    Chief Executive Officer
                Bernard L. Schwartz                    (Principal Executive
                                                       Officer)

               /s/ GREGORY J. CLARK                  President, Chief Operating         July 16, 1999
---------------------------------------------------    Officer and Director
                 Gregory J. Clark

                /s/ ERIC J. ZAHLER                   Senior Vice President,             July 16, 1999
---------------------------------------------------    Secretary and Director
                  Eric J. Zahler

              /s/ RICHARD J. TOWNSEND                Senior Vice President and          July 16, 1999
---------------------------------------------------    Chief Financial Officer
                Richard J. Townsend                    (Principal Financial
                                                       Officer)

                /s/ HARVEY B. REIN                   Vice President and                 July 16, 1999
---------------------------------------------------    Controller (Principal
                  Harvey B. Rein                       Accounting Officer)

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                     DESCRIPTION OF EXHIBITS
-------                    -----------------------
 1.1**   Form of Underwriting Agreement for Debt Securities
 1.2**   Form of Underwriting Agreement for Equity Securities
 4.1**   Form of Preferred Stock Annex to Bye-Laws of Globalstar
         Telecommunications Limited
 4.2**   Form of Senior Indenture
 4.3**   Form of Subordinated Indenture
 4.4**   Form of Secured Indenture
 4.5**   Form of Senior Debt Security
 4.6**   Form of Subordinated Debt Security
 4.7**   Form of Secured Debt Security
 4.8**   Form of Warrant Agreement tp purchase GTL Common Stock
 5.1**   Opinion of Appleby, Spurling & Kempe.
 5.2+    Opinion of Willkie Farr & Gallagher
12*      Statement Regarding Computation of Ratios
23.1+    Consent of Deloitte & Touche LLP.
23.2**   Consent of Appleby, Spurling & Kempe (included in their
         opinion filed as Exhibit 5.1).
23.3+    Consent of Willkie Farr & Gallagher (included in their
         opinion filed as Exhibit 5.2)
25.1**   Form of Statement of Eligibility of Senior Trustee on Form
         T-1
25.2**   Form of Statement of Eligibility of Subordinated Trustee on
         Form T-1
25.3**   Form of Statement of Eligibility of Secured Trustee on Form
         T-1

-------------------------

 + Filed herewith.

 * Incorporated by reference from the Registrants' Annual Report on Form 10-K for the year ended December 31, 1998 and the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999.

** To be filed by amendment or incorporated by reference to the extent applicable in connection with an offering.